UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2011

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item:  8.01  Other Events

On June 3, 2011, a putative federal class action complaint was filed in the United States District Court for the Eastern District of Virginia by the City of Roseville Employees' Retirement System, entitled City of Roseville Employees' Retirement System v Computer Sciences Corporation et al (Civil Docket for Case #: 1:11-cv-00610-TSE-IDD).  The complaint alleges violations of the federal securities laws in connection with alleged misrepresentations and omissions regarding the business and operations of the Company.  The complaint names as defendants Computer Sciences Corporation, Michael W. Laphen and Michael J. Mancuso.   The defendants deny the allegations made in the complaint and intend to defend their position vigorously.

Updating information about the above matter and similar lawsuits, if any, that may be filed by other plaintiffs will be contained in the Company's periodic reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                        COMPUTER SCIENCES CORPORATION

Dated: June 6, 2011	By:	/s/ William L. Deckelman, Jr
William L. Deckelman, Jr.
Vice President and General Counsel